EXHIBIT 10.31

                                                                         3.13.06

                           PURCHASE AND SALE AGREEMENT

     This ___ day of ____________, 2006:


1.   PARTIES AND MAILING ADDRESSES

     Quaker Fabric Corporation of Fall River, a Massachusetts corporation, hereinafter called SELLER, agrees to SELL

     and

     Fred Smith of 8 Anvil Drive, Cumberland, RI 02864, hereinafter called BUYER, agrees to BUY, upon the terms hereinafter set forth, the following described premises:

2.   DESCRIPTION

     The land with the building thereon, known as and numbered 3129 County Street, Somerset, Massachusetts, as more particularly described in Exhibit A attached hereto and incorporated herein.

3.   BUILDINGS, STRUCTURES IMPROVEMENTS, FIXTURES

     Included in the sale as a part of said premises are the buildings, structures, and improvements now thereon, and all easements and appurtenants thereto, and the fixtures and equipment used in connection with the operation of the building and belonging to SELLER including, furnaces, heaters, heating equipment, oil and gas burners and fixtures appurtenant hereto, hot water heaters, plumbing and bathroom fixtures, and electric and other lighting fixtures, but excluding therefrom all fixtures and equipment (including looms) used by SELLER in its manufacturing operations ("Seller's Equipment").

4.   TITLE DEED

     Said premises are to be conveyed by a good and sufficient Quitclaim Deed running to BUYER, or to the nominee designated by BUYER by written notice to SELLER at least three (3) business days before the deed is to be delivered as herein provided, and said deed shall convey a good and clear record and marketable title thereto, free from encumbrances, except

     (a)  Provisions of existing building and zoning laws;

     (b) Such taxes for the then current year as are not due and payable on the date of the delivery of such deed;

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     (c)  The matters referenced in Exhibit A;

     (d) Any liens for municipal betterments assessed after the date of this Agreement.

     Any matter relating to the performance of this Agreement that is the subject of a title, practice or ethical standard of the Massachusetts Conveyancers Association shall be governed by the provision of said standard to the extent applicable.

5.   PURCHASE PRICE

     The agreed purchase price for said premises is One Million Seven Hundred Fifty Thousand and 00/100 Dollars ($1,750,000.00), of which

          $ 1,000.00 have been paid to Giroux Realty ("Escrow Agent") as the Deposit this day ("Initial Deposit"); and,

          $ 24,000.00 shall be paid to Giroux Realty("Escrow Agent") as the Additional Deposit ("Additional Deposit") upon execution of this Purchase & Sales Agreement; and,

                    $1,725,000.00 are to be paid by wire transfer of immediately available federal funds at the time of delivery of the deed in accordance with the terms of this Purchase and Sale Agreement [it being expressly agreed that any extension payment under Paragraph 23 below shall not be applied to the purchase price].

     -----------
          $1,750,000.00 TOTAL

6.   TIME FOR PERFORMANCE; DELIVERY OF DEED

     The delivery of the deed will take place at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts at 10 a.m. on July 14, 2006, provided that SELLER has removed all Furniture, Fixtures and Equipment (FF&E) from the premises by July 1, 2006, and left the premises in broom clean condition and notified the BUYER in writing of the removal of the FF&E [Equipment Removal Notification] . If SELLER has not removed FF&E by July 1, 2006, the Agreement shall be extended automatically for sixty (60) days and the closing shall take place not later than thirty (30) days following receipt of the Equipment Removal Notification from the SELLER. It is agreed that time is of the essence of this Agreement.

7.   POSSESSION AND CONDITION OF PREMISES

     Full possession of said premises is to be delivered at the time of the delivery of the deed, said premises to be then in the same condition as they are now, reasonable use and wear thereof excepted. BUYER shall be entitled to inspect said premises prior to the delivery of the deed in order to determine whether the condition thereof complies with the terms of this clause.

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8.   EXTENSION TO PERFECT TITLE OR MAKE PREMISES CONFORM

     If SELLER shall be unable to give title or to make conveyance, as herein stipulated, or if at the time of the delivery of the deed the premises do not conform with the provisions hereof, then, all payments made under this agreement shall be refunded and all other obligations of the parties hereto shall cease and this agreement shall be void and without recourse to the parties hereto, unless SELLER shall elect, in its sole discretion, to use reasonable efforts to remove any defects in title, or to make the said premises conform to the provisions hereof, as the case may be, in which event SELLER shall give written notice thereof to BUYER at or before the time for performance hereunder, and thereupon the time for performance hereof shall be extended for a period of thirty days. Notwithstanding the foregoing, SELLER shall cause any mortgages and other voluntary monetary encumbrances encumbering the premises to be discharged at the Closing.

9.   FAILURE TO PERFECT TITLE OR MAKE PREMISES CONFORM

     If at the expiration of the extended time SELLER shall have failed so to remove any defects in title, or make the premises conform, as the case may be, all as herein agreed, or if at any time during the period of this Agreement or any extension thereof, the holder of a mortgage on said premises shall refuse to permit the insurance proceeds, if any, to be used for such purposes, then any payments made under this Agreement shall be forthwith refunded to BUYER and all other obligations of the parties hereto shall cease and this Agreement shall be void without recourse to the parties hereto.

10.  BUYER'S ELECTION TO ACCEPT TITLE

     In addition to BUYER's rights under the provisions of Sections 8 and 9 above, BUYER shall have the election, at either the original or any extended time for performance, to accept such title as SELLER can deliver to the said premises in their then condition and to pay therefore the purchase price without deduction, in which case SELLER shall convey such title, except that in the event of such conveyance in accord with the provisions of this clause, if the said premises shall have been damaged by fire or casualty insured against, then SELLER shall, unless SELLER has previously restored the premises to their former condition, either:

               (a) pay over or assign to BUYER, or delivery of the deed, all amounts recovered or recoverable on account of such insurance, less any amounts reasonably expended by SELLER for any partial restoration, or

               (b) if a holder of a mortgage on said premises shall not permit the insurance proceeds or a part thereof to be used to restore the said premises to their former condition or to be so paid over or assigned, give to BUYER a credit against the purchase price, on delivery of the deed, equal to said amounts so recovered or recoverable and retained by the holder of the said mortgage less any amounts reasonably expended by SELLER for any partial restoration.

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11.  ACCEPTANCE OF DEED

     The acceptance of a deed by BUYER or its nominee as the case may be, shall be deemed to be a full performance and discharge of every agreement and obligation herein contained or expressed, except such as are, by the terms hereof, to be performed after the delivery of said deed.

12.  USE OF MONEY TO CLEAR TITLE

     To enable SELLER to make conveyance as herein provided, SELLER may, at the time of delivery of the deed, use the purchase money or any portion thereof to clear the title of any or all encumbrances or interests, provided that all instruments so procured are either recorded simultaneously with the delivery of said deed or thereafter consistent with customary Massachusetts conveyancing practice.

13.  INSURANCE

     Until the delivery of the deed, the SELLER shall maintain insurance on said premises as follows:

          Type of Insurance                   Amount of Coverage
          Fire and Extended Coverage          as presently insured.

14.  ADJUSTMENTS

     Water and sewer use charges and taxes for the then current fiscal year shall be apportioned, as of the day of performance of this Agreement and the net amount thereof shall be added to or deducted from, as the case may be, the purchase price payable by BUYER at the time of delivery of the deed. Interest on the Deposit shall be credited to BUYER, unless the Deposit is retained by SELLER under the provisions of Section 18 below, in which event the Deposit with interest thereon shall be paid to SELLER. SELLER shall be responsible for the payment of Massachusetts deed excise stamps. The parties shall share equally the expense of the Escrow Agent.

15.  ADJUSTMENT OF UNASSESSED AND ABATED TAXES

     If the amount of said taxes is not known at the time of the delivery of the deed, they shall be apportioned on the basis of the taxes assessed for the preceding fiscal year, with a reapportionment as soon as the new tax rate and valuation can be ascertained; and, if the taxes which are to be apportioned shall thereafter be reduced by abatement, the amount of such abatement, less the reasonable cost of obtaining the same, shall be apportioned between the parties, provided that neither party shall be obligated to institute or prosecute proceedings for an abatement unless herein otherwise agreed.

16.  BROKER

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     SELLER and BUYER each represents to the other that it has not dealt with any broker or agent in connection with this transaction, except for Bernard Giroux of Giroux & Company ("Broker") and David Megna, dba/Megna Realty, both of Fall River, MA. Each party hereby indemnifies and holds harmless the other party from all loss, cost and expense (including reasonable attorneys' fees) arising out of a breach of its representation or undertaking set forth in this paragraph. SELLER shall be responsible for any commission payable to the Broker. The provisions of this paragraph shall survive the delivery of the deed or the termination of this agreement.

17.  DEPOSIT

     Escrow Agent shall hold the Deposit accordance with the terms and provisions of this Agreement, subject to the following:

          17.1. Obligations. Escrow Agent undertakes to perform only such duties as are expressly set forth in this Agreement and no implied duties or obligations shall be read into this Agreement against Escrow Agent.

          17.2. Reliance. Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes, and any statement or assertion contained in such writing or instrument, and may assume that any person purporting to give any writing, notice, advice or instrument in connection with the provisions of this Agreement has been duly authorized to do so. Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner and execution, or validity of any instrument deposited in escrow, nor as to the identity, authority, or right of any person executing the same, and Escrow Agent's duties under this Agreement shall be limited to those provided in this Agreement.

          17.3. Indemnification. Unless Escrow Agent discharges any of its duties under this Agreement in a negligent manner or is guilty of willful misconduct with regard to its duties under this Agreement, Seller and Buyer shall indemnify Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or other expenses, fees, or charges of any character or nature, which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement; and in such connection Seller and Buyer shall indemnify Escrow Agent against any and all expenses including reasonable attorneys' fees and the cost of defending any action, suit or proceeding or resisting any claim in such capacity.

          17.4. Disputes. If the parties (including Escrow Agent) shall be in disagreement about the interpretation of this Agreement, or about their respective rights and obligations, or the propriety of any action contemplated by Escrow Agent, or the application of the Deposit, Escrow Agent shall hold the Deposit until the receipt of written instructions from both Buyer and Seller, or, in the absence of such agreement, a final order of a court of competent jurisdiction. In addition, in any such event, Escrow Agent may, but shall not be required to, file an action in interpleader to resolve the disagreement. Escrow Agent shall be indemnified for all costs and reasonable attorneys' fees in its capacity as Escrow Agent in connection with any such interpleader action and shall be fully protected in suspending all or part of its activities under this Agreement until a final judgment in the interpleader action is received.

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          17.5. Counsel. Escrow Agent may consult with counsel of its own choice and have full and complete authorization and protection in accordance with the opinion of such counsel. Escrow Agent shall otherwise not be liable for any mistakes of fact or errors of judgment, or for any acts or omissions of any kind, unless caused by its negligence or willful misconduct.

18.  BUYER'S DEFAULT; DAMAGES

     If BUYER shall fail to fulfill BUYER'S agreements herein prior to or as of the closing, the Deposit made hereunder by BUYER shall be retained by SELLER as liquidated damages and forfeiture of the Deposit shall be SELLER'S exclusive remedy at law and in equity for any default by BUYER prior to or as of the closing. The provisions of this clause shall survive the delivery of the deed and shall supersede any agreement, obligation or legal rights of the parties that are contrary to the liquidation of damages provisions hereof. In the event SELLER breaches or fails, without legal excuse, to complete the sale of said premises or to perform its obligations under this agreement, BUYER may, as its sole remedies therefor, either (a) terminate this agreement, and receive a return of the Deposit hereunder, or
     (b) bring an action for specific performance filed within thirty days following such breach.

19.  LIABILITY OF TRUSTEE, SHAREHOLDER, BENEFICIARY

     If SELLER or BUYER executes this Agreement in a representative or fiduciary capacity, only the principal or the estate represented shall be bound, and neither SELLER or BUYER so executing, nor any shareholder or beneficiary of any trust, shall be personally liable for any obligation, express or implied, hereunder.

20.  NO WARRANTIES OR REPRESENTATIONS

     BUYER acknowledges that BUYER has not been influenced to enter into this transaction nor has BUYER relied upon any warranties or representations made by SELLER. The provisions of this clause shall survive the delivery of the deed.


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21.  CONSTRUCTION OF AGREEMENT; MISCELLANEOUS

     This instrument, executed in multiple counterparts, is to be construed as a Massachusetts contract, is to take effect as a sealed instrument, sets forth the entire contract between the parties, supersedes all prior agreements between SELLER and BUYER, is binding upon and inures to the benefit of the parties hereto and their respective heirs, devisees, executors, administrators, permitted successors and assigns, and may be canceled, modified or amended only by a written instrument executed by both SELLER and BUYER. This agreement shall not be assignable by BUYER. BUYER shall not record or file this agreement, or a copy thereof, in or with the public records in which deeds are recorded or filed. If BUYER record or file this Agreement, it shall constitute a default of BUYER hereunder. The captions and marginal notes are used only as a matter of convenience and are not to be considered a part of this Agreement or to be used in determining the intent of the parties to it.

22.  NOTICES

     Any notice required or desired hereunder shall be given in writing and shall be deemed duly delivered when deposited with a recognized overnight courier service, addressed as follows:

     (a)  In the case of notice to SELLER:

          Quaker Fabric Corporation of Fall River
          941 Grinnell Street
          Fall River, MA 02721-5215
          Attention:  Cynthia L. Gordan, Esq., General Counsel
          Fax Number: (508) 678-2656

          with a copy to:

          Katharine E. Bachman, Esq.
          Wilmer Cutler Pickering Hale and Dorr LLP
          60 State Street
          Boston, MA 02109
          Fax Number: (617) 526-5000

     (b)  In the case of notice to BUYER:

          Fred Smith
          8 Anvil Drive
          Cumberland, RI 02864
          Fax Number: (508) 677-6992

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     (c)  In case of notice to ESCROW AGENT:

          Giroux Realty
          150 Purchase Street
          Fall River, MA 02720
          Fax Number: (508) 677-4291

23.  INSPECTION PERIOD

     BUYER shall have the period from the date of this agreement through 5:00 pm on May 1, 2006 ("Inspection Period") to review title, permitting, environmental, and other due diligence matters related to the Premises. All costs and expenses of this review shall be at the sole expense of the BUYER. Any damage done by BUYER or BUYER's consultants shall be repaired by BUYER at BUYER's expense. BUYER hereby agrees to defend, indemnify, and hold SELLER harmless from and against any liability, loss, cost, or expense arising from such investigations. In no event shall BUYER have the right to perform any intrusive testing of the Premises without the consent of SELLER, which consent may be withheld by SELLER in its sole discretion. BUYER shall have the right to terminate this agreement by written notice to SELLER prior to the expiration of the Inspection Period due to BUYER's dissatisfaction with such matters, in BUYER's sole discretion, and upon such notice timely given, this agreement shall be null and void and of no legal effect except for the immediate return of the Deposit hereunder, and for the indemnification obligation of BUYER hereunder. If BUYER does not so terminate this agreement prior to expiration of the Inspection Period, this agreement shall remain in full force and effect, and BUYER shall have no further right to terminate this agreement under the provisions of this
     Section 23.

24.  SELLER'S CLOSING DOCUMENTS. At the Closing, SELLER shall deliver to BUYER:

     (a)  the Quitclaim Deed as provided in Section 4 herein;

     (b) a parties in possession and mechanics' and materialmen's lien affidavit in form and substance sufficient to remove the parties in possession and mechanics lien exceptions from the standard ALTA title insurance policy;

     (c)  signed closing statement; and

     (d)  FIRPTA Affidavit executed by SELLER.

26.  BUYER'S CLOSING DOCUMENTS. At the Closing, BUYER shall deliver to SELLER:

     (a)  Signed closing statement.

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     EXECUTED as a sealed instrument as of the day and year first above written.

SELLER:        QUAKER FABRIC CORPORATION OF FALL RIVER


               By:_______________________
               Name:_____________________
               Title:____________________




BUYER:         FRED SMITH

               Name:_____________________




ESCROW AGENT:  GIROUX REALTY

               By:_______________________
               Name:_____________________
               Title:____________________

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                                    EXHIBIT A

                                LEGAL DESCRIPTION

                               3129 County Street
                             Somerset, Massachusetts


     A certain parcel of land together with all buildings, structures, and improvements located thereon, at 3129 County Street in the Town of Somerset, County of Bristol, Commonwealth of Massachusetts, bounded and described as follows:



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